UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2024

Elevai Labs Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41875	85-1399981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o 120 Newport Center Drive, Ste. 250 Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 866-794-4940

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ELAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item. 1.01 Entry into a Material Definitive Agreement.

On April 30, 2024, Elevai Labs, Inc., a Delaware corporation (the “Company”), entered into a license agreement (the “License Agreement”) with MOA Life Plus Co., Ltd., a South Korean corporation (“MOA”). Under the License Agreement, MOA has granted the Company an exclusive license to commercialize under certain of MOA’s patent rights concerning two licensed products including (i) a clinical stage engineered probiotic expressing myostatin and, (ii) preclinical engineered probiotic expressing dual myostatin & activin-A antigens (the “Licensed Products”). In order to enforce intellectual property rights associated with Licensed Products by grant of the exclusive license, the Company is obligated to file, prosecute and maintain intellectual property rights associated with the Licensed Products, and any improvements thereto (the “Product IP”).

Each Licensed Product was developed and is to be commercialized by the Company for the potential prevention and treatment of muscular and obesity-related conditions. Under the License Agreement, the Company has the obligation to commercialize after human clinical trials and appropriate regulatory approvals at least one of the Licensed Products, but not both.

The License Agreement provides that the Company will pay an upfront license fee to MOA totaling $400,000 and nine hundred fifty thousand shares (950,000) of the common stock of the Company, subject to a 9.99% ownership limitation. The Company has agreed to pay single digit and low double digit annual royalties on net sales of Licensed Products during the initial fifteen-year licensed royalty term. In addition, the Company will pay MOA a one-time fixed amount for each developmental milestone achieved by the Company as it relates to clinical trial progression and one-quarter of sales milestones identified in the License Agreement.

The License Agreement contains other customary license terms including terms related to sublicensing, development, commercialization, milestones, royalties, intellectual property, and termination. Upon expiration of the applicable royalty term for a product in a given country, the Company shall not retain any license or sales rights.

MOA may terminate the License Agreement if the Company breaches the License Agreement (subject to a cure period). The Company may also terminate the License Agreement in part on product-by-product basis if the Company determines that such product is not commercially viable. The Company may terminate the License Agreement, in whole or in part with respect to the right of reference, or the licensed data, know-how, or patent rights, with 180 days’ prior written notice to MOA.

The foregoing is only a summary of certain provisions of the License Agreement and is qualified in its entirety by the terms of the Collaboration Agreement, a copy of which is filed as Exhibit 10.1 hereto. Pursuant to Item 601(b)(10)(iv) of Regulation S-K, the Company intends to redact from the filed copy of the Collaboration Agreement certain information that is both (i) not material and (ii) is the type of information that the Company treats as private or confidential.

Item 7.01 Regulation FD Disclosure.

On May 1, 2024, the Company issued a press release announcing that it had entered into the License Agreement and the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 2, 2024, the Company issued a press release announcing that it had established the New Subsidiaries (as defined herein) and the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

In anticipation of executing the License Agreement, on April 29, 2024 and securing the Product IP, the Company filed three new provisional patent applications titled (i) “Fusion Protein of Myo-2 for Use in Treating Muscle Loss in Obese Patients”, (ii) “Combination Therapy for Treatment of Muscle Loss Due to Obesity”, and (iii) “Pharmaceutical Composition for Treatment of Muscle Loss Due to Obesity”. Filing as provisional patents allows for patent pending designations and secured filing dates while allowing ample time for our patent attorney to prepare the final submissions.

The company believes that the Product IP covered under our provisional patent application will have a substantial effect on the Company’s ability to develop and commercialize the Licensed Products for the treatment of obesity and muscle loss prevention.

Also on April 29, 2022, the Company formed two new wholly-owned subsidiaries, Elevai Skincare, Inc., as a Delaware corporation (“Elevai Skincare”) and Elevai Biosciences, Inc., as a Delaware corporation (“Elevai Bioscience” together with Elevai Skincare, the “New Subsidiaries”) . The New Subsidiaries will share the same principal address as the Company. In connection therewith. The purpose of forming the New Subsidiaries is to bifurcate our business to delineate between our established skincare aesthetics via Elevai Skincare and biopharmaceuticals. In addition, we formed Elevai Bioscience enter the business of biopharmaceutical in order to focus on the acquisition, development and commercialization of aesthetic drug candidates.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1†	License Agreement, dated April 30, 2024, by and between the Company and MOA Life Plus Co., Ltd.
99.1*	Press Release of the Company dated as of May 1, 2024
99.2*	Press Release of the Company dated as of May 2, 2024
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

†	Certain portions of this document that constitute confidential information have been redacted in accordance with Regulation S-K, Item 601(b)(10).
*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2024

Elevai Labs, Inc.

By:	/s/ Jordan R. Plews
Name:	Jordan R. Plews
Title:	Chief Executive Officer, President and Director

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